Exhibit (a)(1)(E)

Offer to Purchase

All Outstanding Shares of
Common Stock

of

ADOLOR CORPORATION

at

$4.25 per share, plus one non-transferable contingent payment right for each share, which represents the contractual right to receive up to $4.50 per share upon the achievement of specified milestones
Pursuant to the Offer to Purchase

Dated November 7, 2011

by

FRD ACQUISITION CORPORATION

a wholly-owned subsidiary of

CUBIST PHARMACEUTICALS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF DECEMBER 6, 2011, UNLESS THE OFFER IS EXTENDED.

November 7, 2011

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated November 7, 2011 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitutes the "Offer") relating to the offer by FRD Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Cubist Pharmaceuticals, Inc., a Delaware corporation ("Cubist"), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the "Shares"), of Adolor Corporation, a Delaware corporation ("Adolor"), at a price of $4.25 per Share, in cash (the "Closing Amount"), plus one non-transferrable contingent payment right ("CPR") per Share, which represents the contractual right to receive up to an additional $4.50, in cash, if specified regulatory and/or commercial milestones are achieved within agreed upon time periods (the Closing Amount plus one CPR, or any such higher consideration per share that may be paid pursuant to the Offer is referred to in this letter as the "Offer Price"), less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEES) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US (OR OUR NOMINEES) FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

  1.
  The purchase price offered by Purchaser is $4.25 per Share, in cash and without interest, plus one CPR, which represents the contractual right to receive up to an additional $4.50, in cash, if specified regulatory and/or commercial milestones for ADL5945 are achieved in agreed upon time periods, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 24, 2011 (the "Merger Agreement"), among Cubist, Purchaser and Adolor, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Adolor, with the surviving entity, Adolor, becoming a wholly-owned subsidiary of Cubist (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by Cubist and Purchaser, by Adolor as treasury stock or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price, without interest thereon, less any applicable taxes.

  4.
  At a meeting held on October 23, 2011, the board of directors of Adolor unanimously (i) approved and took all corporate actions required to be taken to authorize the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) resolved that the transactions contemplated in the Merger Agreement are advisable and in the best interests of the stockholders of Adolor, and (iii) subject to the other terms and conditions of the Merger Agreement, resolved to recommend that the stockholders of Adolor accept the Offer, tender their Shares to Purchaser pursuant to the Offer, and adopt the Merger Agreement.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF DECEMBER 6, 2011, UNLESS THE OFFER IS EXTENDED BY PURCHASER.

  6.
  The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer (as extended in accordance with the Merger Agreement) that number of Shares which represents at least a majority of the then issued and outstanding Shares on a fully-diluted basis (which, for purposes of such calculation, includes Shares issuable pursuant to outstanding restricted stock awards, deferred stock units and options with an exercise price greater than $2.00 above the Offer Price), and the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer is also conditioned upon the satisfaction of other conditions set forth in Section 14 "Conditions of the Offer" of the Offer to Purchase.

  7.
  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or MacKenzie Partners, Inc., which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and adequate documentation of the exemption is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

        Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the expiration of the Offer.

        If you wish to have us tender any or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE SCHEDULED EXPIRATION OF THE OFFER.

        In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Broadridge Corporate Issuer Solutions, Inc. (the "Depositary") of (a) Share certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON PURCHASE PRICE FOR THE SHARES TENDERED, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of the Shares in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE

All Outstanding Shares of
Common Stock

of

ADOLOR CORPORATION
at

$4.25 per share, plus one non-transferable contingent payment right for each share, which represents the contractual right to receive up to $4.50 per share, upon the achievement of specified milestones by
FRD ACQUISITION CORPORATION
a wholly-owned subsidiary of
CUBIST PHARMACEUTICALS, INC.

        The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated November 7, 2011 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $0.0001 per share (the "Shares"), of Adolor Corporation.

        This will instruct you to tender the number of Shares indicated below that are held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

        The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Broadridge Corporate Issuer Solutions, Inc., the Depositary for the Offer, will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

NUMBER OF SHARES TO BE TENDERED:*	SIGN HERE

(Signature(s))
Please Type or Print Name(s)
Please Type or Print Name(s)
Area Code and Telephone Number
Tax Identification Number or Social Security Number
Dated:

  *Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.